Exhibit 99.1

Gevo Announces First Quarter 2026 Results and Provides Update on Expansion and Alcohol-to-Jet Project

Company announces preliminary agreement with Ara Energy to fund expansion plans at Gevo North Dakota; has received indications of interest for private capital financing of Alcohol-to-Jet project; progresses towards $40 million annualized run-rate Non-GAAP Adjusted EBITDA1 and expects $30 million of Non-GAAP Adjusted EBITDA in 2026

ENGLEWOOD, Colo. – May 7, 2026 – Gevo, Inc. (NASDAQ: GEVO) (“Gevo”, the “Company”, “we”, “us” or “our”), a leader in renewable fuels, chemicals and carbon management, today announced its financial results for the first quarter ended March 31, 2026 and provided an update on its growth plans.

“We continue to deliver solid quarterly results while strengthening and expanding our low-carbon ethanol and carbon business to provide a solid foundation for Alcohol-to-Jet (“ATJ”) growth,” said Paul Bloom, chief executive officer of Gevo. “We are on track with our debottlenecking project, which should grow our Gevo North Dakota (“GND”) output by over 10% starting next year. In addition, we are advancing our expansion plans to effectively double our capacity at GND and monetize our pore space through anticipated capital partnerships with Ara Energy and others.”

Bloom continued: “We continue to advance our goal of financing our ATJ-30 project, which we call Project North Star, by the end of the year. We are focused on a broader group of private capital providers and have already received multiple non-binding indications of interest. We believe GND’s operations provide a strong, derisked foundation to support project financing for Project North Star and a steppingstone for Gevo’s franchise development strategy for synthetic aviation fuel (“SAF”) and other fuels and chemicals.”

Leke Agiri, Gevo chief financial officer, added: “Our first quarter results exceeded our expectations given the typical seasonality in ethanol margins. We have launched an internal initiative, which we are calling the ‘EBITDA challenge’, to drive revenue growth, operational performance and cost discipline as we target approximately $30 million of Adjusted EBITDA in 2026, which is up from $17 million of Adjusted EBITDA in 2025. We continue to progress towards a run-rate annualized $40 million of Adjusted EBITDA and reiterate our target of achieving that by the end of this year. The impact of our debottlenecking, expansion and other growth plans is incremental to this target.”

Financial Highlights

●	Revenue of $43 million in the first quarter of 2026, compared to $29 million in the first quarter of 2025.
●	Net loss attributable to Gevo in the first quarter of 2026 of $(22) million, or $(0.09) per share, compared to $(22) million, or $(0.09) per share in the first quarter of 2025. The first quarter results include $11 million in loss on extinguishment of bonds and debt modification costs, incurred in connection with the closing of a previously announced debt refinancing and simplification transaction.
●	Non-GAAP Adjusted EBITDA of $9 million in the first quarter of 2026, compared to negative Adjusted EBITDA of $15 million in the first quarter of 2025.

Business Highlights

Update on Alcohol-to-Jet Project Financing Plans

●	We launched a private capital raise to fund ATJ-30, which would be the world’s largest ATJ project, after the previously announced withdrawal from the Department of Energy loan guarantee financing process.
o	The project, which is expected to benefit from existing cash flows, captive ethanol feedstock production and carbon capture, has received initial non-binding indications of interest for project-level construction financing.
●	Anticipated milestones to secure project financing include:
o	Engineering: FEL-2 has been completed, and we expect to complete FEL-3 in the second quarter of 2026, after which detailed engineering may continue through the final investment decision (“FID”) date.
o	Offtake: We have secured take-or-pay agreements for SAF and carbon emissions reductions (i.e., Scope 1 and Scope 3 reductions), which include components of revenue certainty such as fixed price or fixed floor price. We believe these agreements will satisfy non-dilutive capital providers of the project for about half of the available capacity at ATJ-30. We are actively working on term sheets and definitive documents that exceed the remaining available capacity with additional potential offtake customers.

Expansion at Gevo North Dakota

●	We recently executed a preliminary agreement for co-investment from Ara Energy, a global private equity and infrastructure firm focused on industrial decarbonization, which we believe once finalized and combined with Gevo’s cash flows, will be sufficient to enable Gevo’s previously announced expansion to build a new carbon capture and low-carbon ethanol production facility.
●	We are targeting startup for the new facility at GND in 2028. This expansion project is currently in the planning and design phase and is expected to approximately double existing carbon capture and low-carbon ethanol production.

Debottlenecking at Gevo North Dakota

●	During the first quarter of 2026, we progressed our previously announced debottlenecking project by completing the necessary equipment tie-ins at GND during a planned shutdown. We believe this will allow us to progress the debottlenecking without impact to planned production at GND. We maintain our target of about 75 million gallons of annual low-carbon ethanol capacity starting next year.

Operational Highlights

●	Total carbon emission reduction attributable to our products, including carbon capture, low-carbon ethanol and renewable natural gas (“RNG”), was 140 thousand metric tons[2] in the first quarter of 2026.
o	This amount includes carbon capture and sequestration (“CCS”) at GND of 46 thousand metric tons in the first quarter of 2026, compared to 29 thousand metric tons in the first quarter of 2025, which included just the two months of February and March 2025.
●	GND produced 18 million gallons of low carbon ethanol plus 16 thousand tons of dried-distillers grains, 51 thousand tons of modified distillers grains and 5 million pounds of corn oil coproducts in the first quarter of 2026, compared to 11 million gallons of low carbon ethanol plus 12 thousand tons of dried-distillers grains, 30 thousand tons of modified distillers grains and 3 million pounds of corn oil coproducts in the first quarter of 2025, which included just the two months of February and March 2025.
●	Our RNG facilities produced 92 thousand MMBtu of RNG in the first quarter of 2026, compared to 80 thousand MMBtu of RNG in the first quarter of 2025.

Webcast and Conference Call Information

Hosting today’s conference call at 4:30 p.m. ET will be Paul Bloom, chief executive officer, Leke Agiri, chief financial officer, Greg Hanselman, executive vice president of operations and engineering, and Eric Frey, vice president of finance and strategy. They will review Gevo’s financial results and provide an update on recent corporate highlights.

To participate in the live call, please call (800) 715-9871 (U.S. toll-free) or (646) 307-1963 (international). Please reference passcode 3527252 to join the call.

To listen to the conference call (audio only, non-participating), please register through the following event weblink: https://edge.media-server.com/mmc/p/mngys3a9

A webcast replay will be available after the conference call ends on May 7, 2026. The archived webcast will be available in the Investor Relations section of Gevo’s website at www.gevo.com.

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including SAF, motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent CCS facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based RNG facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty ATJ fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, see www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, Adjusted EBITDA expectations, the financing and the timing of our ATJ projects, the financing and timing of our ethanol and CCS expansion project, the amount and timing of financing from Ara Energy, our financial condition, our results of operation and liquidity, our business plans, our business development activities, financial projections related to our business, , our plans to develop our business, our ability to successfully develop, construct, and finance our operations and growth projects, our ability to achieve cash flow from our planned projects, and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in our most recent Annual Report on Form 10-K and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (“GAAP”), including non-GAAP adjusted EBITDA. Non-GAAP adjusted EBITDA excludes depreciation and amortization, allocated intercompany expenses for shared service functions, and non-cash stock-based compensation from GAAP loss from operations. Management believes this measure is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. This non-GAAP financial measure also facilitates management’s internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes this non-GAAP financial measure is useful to investors because it allows for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided below.

______________________________________________________________________________________

1 Adjusted EBITDA is a non-GAAP measure calculated by adding back depreciation and amortization, allocated intercompany expenses for shared service functions, non-cash stock-based compensation, leadership related transition expenses, the change in fair value of derivative instruments and other non-recurring expenses to GAAP loss from operations. A reconciliation of adjusted EBITDA to GAAP loss from operations is provided in the financial statement tables following this release. See Non-GAAP Financial Information below.

2 Estimate based on volumes of carbon capture and sequestration, low-carbon ethanol and RNG using an estimated carbon intensity (in gCO2e/MJ) of each product based on the May 2025 45Z CF GREET model, compared to fossil-based fuels.

Gevo, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$78,902	$81,163
Restricted cash	—	28,770
Trade accounts receivable, net	9,736	8,394
Inventories	21,590	19,076
Prepaid expenses and other current assets	5,638	6,001
Total current assets	115,866	143,404
Property, plant and equipment, net	358,170	353,577
Restricted cash	—	7,006
Operating right-of-use assets	2,913	1,964
Finance right-of-use assets	421	430
Intangible assets, net	60,081	95,003
Goodwill	43,558	43,558
Deposits and other assets	72,494	73,987
Total assets	$653,503	$718,929
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$25,941	$36,508
Deferred clean fuel production tax credits	—	41,115
Operating lease liabilities	816	689
Finance lease liabilities	135	273
Total current liabilities	26,892	78,585
Remarketed Bonds payable, net	—	64,247
Loans payable	166,751	100,503
Operating lease liabilities	2,136	1,416
Finance lease liabilities	392	394
Asset retirement obligation	2,288	2,250
Other long-term liabilities	344	365
Total liabilities	198,803	247,760

Redeemable non-controlling interest	6,954	4,832

Equity
Common stock, $0.01 par value per share; 500,000,000 shares authorized; 243,073,561 and 242,464,470 shares issued and outstanding at March 31, 2026, and December 31, 2025, respectively.	2,431	2,425
Additional paid-in capital	1,300,931	1,298,064
Accumulated deficit	(855,616)	(834,152)
Total stockholders' equity	447,746	466,337
Total liabilities and stockholders' equity	$653,503	$718,929

Gevo, Inc.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Total revenues	$42,948	$29,109
Operating expenses:
Cost of production	20,232	21,446
Depreciation and amortization	6,860	5,622
Research and development expense	1,499	1,052
General and administrative expense	16,215	11,084
Project development costs	3,040	5,002
Acquisition related costs	—	4,438
Facility idling costs	—	604
Total operating expenses	47,846	49,248
Loss from operations	(4,898)	(20,139)
Other (expense) income
Interest expense	(5,170)	(3,294)
Loss on extinguishment of bonds	(10,304)	—
Interest and investment income	813	1,770
Other expense, net	(1,792)	(110)
Total other (expense) income, net	(16,453)	(1,634)
Net loss	(21,351)	(21,773)
Net income (loss) attributable to redeemable non-controlling interest	346	(45)
Net loss attributed to Gevo, Inc.	$(21,697)	$(21,728)

Net loss per share - basic and diluted	$(0.09)	$(0.09)
Weighted-average common shares outstanding - basic and diluted	236,837,191	232,027,993

Gevo, Inc.

Consolidated Statements of Stockholders’ Equity

(In thousands, except share amounts)

	For the Three Months Ended March 31, 2026 and 2025
	Stockholders' Equity					Mezzanine Equity
						Redeemable
	Common Stock			Accumulated	Stockholders’	Non-Controlling
	Shares	Amount	Paid-In Capital	Deficit	Equity	Interest
Balance, December 31, 2025	242,464,470	$2,425	$1,298,064	$(834,152)	$466,337	$4,832
Issuance of redeemable non-controlling interest	—	—	—	—	—	2,009
Non-cash stock-based compensation	—	—	2,103	—	2,103	—
Stock-based awards and related share issuances, net	701,555	6	1,063	—	1,069	—
Proceeds from the exercise of stock options	135,921	2	170	—	172	—
Shares withheld to settle employee tax obligations	(228,385)	(2)	(469)	—	(471)	—
Change in redemption value of redeemable non-controlling interest	—	—	—	233	233	(233)
Net income (loss)	—	—	—	(21,697)	(21,697)	346
Balance, March 31, 2026	243,073,561	$2,431	$1,300,931	$(855,616)	$447,746	$6,954

Balance, December 31, 2024	239,176,293	$2,392	$1,287,333	$(800,237)	$489,488	—
Issuance of redeemable non-controlling interest	—	—	—	—	—	5,000
Non-cash stock-based compensation	—	—	1,898	—	1,898	—
Stock-based awards and related share issuances, net	227,270	2	(2)	—	—	—
Proceeds from the exercise of stock options	159,432	2	177	—	179	—
Net loss	—	—	—	(21,728)	(21,728)	(45)
Balance, March 31, 2025	239,562,995	$2,396	$1,289,406	$(821,965)	$469,837	$4,955

Gevo, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net loss	$(21,351)	$(21,773)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property and equipment	533	—
Loss on extinguishment of bonds	10,304	—
Stock-based compensation	2,103	1,898
Depreciation and amortization	6,860	5,622
Change in fair value of derivative instruments	618	(2,732)
Production tax credits generated	(16,953)	—
Amortization of deferred financing costs	468	178
Write-off of deferred financing costs	984	—
Lease amortization	183	355
Other non-cash expense	30	471
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(1,342)	(4,355)
Inventories	(2,830)	(1,045)
Prepaid expenses and other current assets, deposits and other assets	1,603	(2,264)
Accounts payable, accrued expenses and non-current liabilities	(9,830)	(403)
Clean fuel production tax credit proceeds	7,480	—
Net cash used in operating activities	(21,140)	(24,048)
Investing Activities
Acquisitions of property, plant and equipment	(8,875)	(5,834)
Acquisition of Red Trail Energy, net of cash acquired	—	(198,461)
Issuance of note receivable	(250)	—
Net cash used in investing activities	(9,125)	(204,295)
Financing Activities
Redemption of bonds	(68,155)	—
Term loan proceeds	70,000	105,000
Payment of debt issuance costs	(2,672)	(5,480)
Non-controlling interest	—	5,000
Payment of prepayment penalty on the redemption of bonds	(6,506)	—
Proceeds from the exercise of stock options	172	179
Payment of finance lease liabilities	(140)	(457)
Shares repurchased to cover employee tax withholding on equity vesting	(471)	—
Net cash (used in) provided by financing activities	(7,772)	104,242
Net decrease in cash and cash equivalents	(38,037)	(124,101)
Cash, cash equivalents and restricted cash at beginning of period	116,939	259,033
Cash, cash equivalents and restricted cash at end of period	$78,902	$134,932

Gevo, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(In thousands)

	Three Months Ended March 31,
	2026	2025
Non-GAAP Adjusted EBITDA (Consolidated):
Loss from operations	$(4,898)	$(20,139)
Depreciation and amortization	6,860	5,622
Other amortization	447	—
Stock-based compensation	2,103	1,898
Change in fair value of derivative instruments	567	(2,732)
Executive severance	2,711	—
Non-recurring debt modification costs	742	—
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$8,532	$(15,351)

	Three Months Ended March 31, 2026

	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
Income (loss) from operations	$(16,822)	$(684)	$963	$11,645	$(4,898)
Depreciation and amortization	902	—	948	5,010	6,860
Other amortization	49	—	278	120	447
Allocated intercompany expenses for shared service functions	(105)	—	105	—	—
Stock-based compensation	2,087	—	9	7	2,103
Change in fair value of derivative instruments	—	—	—	567	567
Executive severance	2,711	—	—	—	2,711
Non-recurring debt modification costs	—	—	—	742	742
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$(11,178)	$(684)	$2,303	$18,091	$8,532

	Three Months Ended March 31, 2025

	Gevo	GevoFuels	GevoRNG	GevoND	Consolidated
Non-GAAP Adjusted EBITDA (Consolidated):
Loss from operations	$(20,984)	$(724)	$469	$1,100	$(20,139)
Depreciation and amortization	747	—	1,403	3,472	5,622
Allocated intercompany expenses for shared service functions	(890)	—	890	—	—
Stock-based compensation	1,937	—	(39)	—	1,898
Change in fair value of derivative instruments	—	—	—	(2,732)	(2,732)
Non-GAAP adjusted EBITDA (loss) (Consolidated)	$(19,190)	$(724)	$2,723	$1,840	$(15,351)

Media Contact

PR@gevo.com

Investor Contact

Eric Frey, PhD

Vice President of Finance and Strategy

IR@Gevo.com